UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2013

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed by Allied Nevada Gold Corp. (the “Company”) in the Current Report on Form 8-K (the “Original 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2013, Bob Buchan, the Company’s Executive Chairman of the Board, was appointed President and Chief Executive Officer of the Company effective on March 27, 2013. On May 31, 2013, in connection with Mr. Buchan’s previous appointment as President and Chief Executive Officer, the Company’s Board of Directors (the “Board”), upon recommendation of the Board’s Compensation Committee, approved a grant of 97,674 restricted share units (the “RSUs”) to Mr. Buchan.

The RSUs were granted pursuant to the Company’s Restricted Share Plan. 65,116 RSUs will vest on July 31, 2013 with the remaining RSUs to vest in two equal installments of 16,279 on August 31, 2013 and September 30, 2013. Pursuant to the Restricted Share Plan, Mr. Buchan may elect to defer the receipt of the Company common stock issuable in respect of RSUs until a vesting date that is after the end of the restricted period for such RSUs, but no later than Mr. Buchan’s retirement date. The election must be made at least 60 days prior to the expiration of such restricted period. Please see Note 13 to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 25, 2013 for further information on the Company’s Restricted Share Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2013	Allied Nevada Gold Corp.

	By:	/s/ Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

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